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                        [LETTERHEAD OF PAUL, HASTINGS, JANOFSKY & WALKER LLP]


                                     July 14, 1999



SA Funds Investment Trust
1190 Saratoga Avenue, Suite 200
San Jose, California 95129

     Re:  SA Fixed Income Fund
          SA U.S. Market Fund
          SA HBtM Small Company Fund
          SA International HBtM Fund
          SA International Small Company Fund

Ladies and Gentlemen:

          We have acted as counsel to SA Funds Investment Trust, a Delaware business trust (the "Trust"), in connection with the filing of the Trust's Registration Statement (the "Registration Statement") and the Pre-Effective Amendments to the Registration Statement filed on Form N-1A with the Securities and Exchange Commission (the "Pre-Effective Amendments"), relating to the issuance by the Trust of an indefinite number of $0.01 par value shares of beneficial interest (the "Shares") by the following series of the Trust: SA Fixed Income Fund, SA U.S. Market Fund, SA HBtM Small Company Fund, and SA International Small Company Fund (each a "Fund", and collectively, the "Funds").

          In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents and instruments:

     (a) the Trust's Certificate of Trust, (as filed with the Delaware Secretary of State on June 17, 1998), as amended on June 7, 1999 (as filed with Delaware Secretary of State on June 22, 1999) (as so amended, the "Certificate of Trust") certified to us by an officer of the Trust as being in effect on the date hereof;

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PAUL, HASTINGS, JANOFSKY & WALKER LLP

SA Funds Trust
July 14, 1999
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     (b)  the Trust's Agreement and Declaration of Trust dated June 16, 1998, as amended on June 7, 1999 (as filed with the Delaware Secretary of Trust on June 22, 1999) (as so amended, the "Declaration of Trust"), certified to us by an officer of the Trust as being true and complete and in effect on the date hereof;

     (c) the By-Laws of the Trust, certified to us by an officer of the Trust as being true and complete and in effect on the date hereof;

     (d) resolutions of the Trustees of the Trust adopted at various meetings of the Trust, authorizing the establishment of the Funds and the issuance of Shares of the Funds, certified to us by an officer of the Trust as being true and complete and in effect on the date hereof;

     (e) the Registration Statement filed with the Securities and Exchange Commission on Form N-1A and the Pre-Effective Amendments filed thereto; and

     (f) a certificate of an officer of the Trust concerning certain factual matters relevant to this opinion.

     Our opinion below is limited to the federal law of the United States of America and the business trust law of the State of Delaware. We are not licensed to practice law in the State of Delaware, and we have based our opinion below solely on our review of Title 12, Chapter 38 of the Delaware Code and the case law interpreting such Chapter as reported in The Delaware Law of Corporations and Business Organizations Statutory Handbook (Aspen Law & Business, 1999 Edition) as updated on Westlaw through July 13, 1999. We have not undertaken a review of other Delaware law or of any administrative or court decisions in connection with rendering this opinion. We disclaim any opinion as to any law other than that of the United States of America and the business trust law of the State of Delaware as described above, and we disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local government authority.

     Based on the foregoing and our examination of such questions of law as we have deemed necessary and appropriate for the purpose of this opinion, and assuming that: (i) all of the Shares will be issued and sold for cash at the per-share public offering price on the date of their issuance in accordance with statements in the Funds' Prospectus, included in the Funds' Registration Statement and the Pre-Effective Amendments, and in accordance with the Declaration of Trust, (ii) all consideration for the Shares will be actually received by the Trust, and (iii) all applicable securities laws will be complied with; then it is our opinion that, when issued and sold by the Trust the Shares will be legally issued, fully paid and nonassessable.

     This opinion is rendered to you solely in connection with the Registration Statement and the Pre-Effective Amendments for the Trust's shares as filed on Form N-1A and is solely for your benefit. We hereby consent to the Trust's filing of this opinion as an exhibit to the Trust's Registration Statement and the Pre-Effective Amendments filed thereto. This opinion may not


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PAUL, HASTINGS, JANOFSKY & WALKER LLP

SA Funds Trust
July 14, 1999
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be relied upon by you for any other purpose.  Nor may any other person, firm, corporation or other entity rely on this opinion without our prior written consent. We disclaim any obligation to advise you of any developments in areas covered by this opinion that occur after the date of this opinion.




                                        Very truly yours,

                                        /s/ PAUL, HASTINGS, JANOFSKY & WALKER



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